Westwood Holdings Group, Inc. Reports First Quarter 2016 Results
Assets Under Management of $21.1 Billion

Dallas, TX, April 27, 2016 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported first quarter 2016 revenues of $29.1 million compared to revenues of $29.6 million in the first quarter of 2015. Asset-based advisory fees decreased $2.1 million due to lower average assets under management primarily related to asset depreciation, partially offset by asset inflows with higher average advisory fees. Trust fees increased $2.3 million related to Houston-based Woodway Financial Advisors - A Westwood Trust Company, which was acquired on April 1, 2015. Assets Under Management ("AUM") totaled $21.1 billion at March 31, 2016.

First quarter net income totaled $3.5 million compared with $5.6 million in the first quarter of 2015, primarily due to a $1.4 million decrease in advisory fees and a $0.5 million charge for one-time information technology implementation costs, both net of tax. Diluted earnings per share was $0.44 compared to $0.71 for the first quarter of 2015. Non-GAAP Economic Earnings for the quarter was $8.1 million versus $9.4 million in the prior year's first quarter. Non-GAAP Economic Earnings per share was $1.01 compared with $1.20 in the first quarter of 2015.

Highlights of our first quarter 2016 include:

•	Continued robust performance in our LargeCap and Income Opportunity strategies.

•	Strong performance rebound in our Emerging Markets strategies.

•	Broadly neutral asset flows in a difficult industry-wide environment for U.S. equity allocations.

•	Repurchased 93,053 shares of our common stock at an aggregate purchase price of $4.4 million.

Brian Casey, Westwood’s President & CEO, commented, “Market conditions were difficult for asset managers during the first quarter of 2016, and our revenues and net income were adversely affected by pressures in equity markets. We were pleased with the continued performance improvement of our flagship LargeCap Value product and the exceptional performance delivered by our Emerging Markets equity team. We believe firmly in the value of active investment management and the proven capabilities of our three investment teams. Our discipline and focus has served our clients well, especially during volatile market periods. We continue to make significant investments in people and systems in order to build an infrastructure capable of supporting a much larger, yet agile firm. Our recent firm-wide technology upgrade has resulted in greater mobility and accessibility while providing an advanced level of security for our clients.”

Westwood’s Board of Directors declared a quarterly cash dividend of $0.57 per common share, payable on July 1, 2016 to stockholders of record on June 10, 2016. At quarter-end, Westwood had $71.2 million in cash and investments, stockholders’ equity of $129.0 million, and no debt.

Economic Earnings and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.

Westwood will host a conference call to discuss first quarter 2016 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, dial 877-303-6235 (domestic and Canada) or 631-291-4837 (international). The conference call can also be accessed via our Investor Relations page at westwoodgroup.com and will be available for replay through May 4, 2016 by dialing 855-859-2056 (domestic and Canada) or 404-537-3406 (international) and then entering the passcode 85600842.

About Westwood

Westwood Holdings Group, Inc. provides investment management services to institutional investors, private wealth clients and financial intermediaries. With $21.1 billion in assets under management*, our firm offers a range of investment strategies including U.S. equities, Master Limited Partnerships (MLPs), Multi-Asset, Global and Emerging Markets equities, and Global Convertible securities portfolios. Access to these strategies is available through separate accounts, commingled funds, the Westwood Funds® family of mutual funds, and UCITS funds. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Westwood also maintains offices in Toronto, Boston, Omaha and Houston.

For more information on Westwood, please visit www.westwoodgroup.com.

For more information on the Westwood Funds®, please visit www.westwoodfunds.com.

*As of March 31, 2016

Forward-looking Statements

Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “forecast,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “could,” “goal,” “may,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: regulations adversely affecting the financial services industry; the composition and market value of our assets under management; competition in the investment management industry; our investments in foreign companies; our ability to develop and market new investment strategies successfully; our ability to pursue and properly integrate acquired businesses; litigation risks; our ability to retain qualified personnel; our relationships with current and potential customers; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain effective information systems; our ability to maintain effective cyber security; our ability to maintain an effective system of internal controls; our ability to maintain our fee structure in light of competitive fee pressures; our relationships with investment consulting firms; the significant concentration of our revenues in a small number of customers; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2015 and its quarterly report on Form 10-Q for the quarter ended March 31, 2016. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

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SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Tiffany B. Kice
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
REVENUES:
Advisory fees:
Asset-based	$21,815	$22,948	$23,929
Performance-based	—	492	288
Trust fees	7,465	7,751	5,150
Other, net	(151)	375	241
Total revenues	29,129	31,566	29,608

EXPENSES:
Employee compensation and benefits	$16,494	$16,055	$15,309
Sales and marketing	328	529	395
Westwood mutual funds	696	842	827
Information technology	1,964	1,647	1,037
Professional services	1,646	1,336	2,072
General and administrative	2,355	2,569	1,590
Total expenses	23,483	22,978	21,230
Income before income taxes	5,646	8,588	8,378
Provision for income taxes	2,124	3,901	2,768
Net income	$3,522	$4,687	$5,610
Other comprehensive income (loss):
Foreign currency translation adjustments	1,303	(916)	(1,388)
Total comprehensive income	$4,825	$3,771	$4,222

Earnings per share:
Basic	$0.45	$0.60	$0.74
Diluted	$0.44	$0.58	$0.71

Weighted average shares outstanding:
Basic	7,862,449	7,813,142	7,596,223
Diluted	8,047,084	8,124,268	7,861,090

Economic Earnings	$8,093	$10,391	$9,416
Economic EPS	$1.01	$1.28	$1.20

Dividends declared per share	$0.57	$0.57	$0.50

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$26,425	$22,740
Accounts receivable	25,796	19,618
Investments, at fair value	44,755	72,320
Other current assets	2,263	2,926
Total current assets	99,239	117,604
Goodwill	27,144	27,144
Deferred income taxes	11,178	11,042
Intangible assets, net	22,864	23,354
Property and equipment, net of accumulated depreciation of $3,895 and $3,687	4,027	2,192
Total assets	$164,452	$181,336

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$4,792	$3,549
Dividends payable	5,758	5,749
Compensation and benefits payable	4,429	20,264
Contingent consideration	9,309	9,023
Income taxes payable	8,434	6,268
Total current liabilities	32,722	44,853
Accrued dividends	956	1,699
Deferred rent	1,763	817
Total liabilities	35,441	47,369

Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 9,735,788 and outstanding 8,759,861 shares at March 31, 2016; issued 9,425,309 and outstanding 8,630,687 shares at December 31, 2015	97	94
Additional paid-in capital	147,726	143,797
Treasury stock, at cost - 975,927 shares at March 31, 2016; 794,622 shares at December 31, 2015	(43,631)	(34,910)
Accumulated other comprehensive loss	(3,385)	(4,688)
Retained earnings	28,204	29,674
Total stockholders’ equity	129,011	133,967
Total liabilities and stockholders’ equity	$164,452	$181,336

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,522	$5,610
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	258	145
Amortization of intangible assets	490	90
Unrealized losses (gains) on trading investments	(248)	(119)
Stock based compensation expense	4,003	3,678
Deferred income taxes	(109)	(570)
Excess tax benefits from stock based compensation	(165)	(1,392)
Net sales (purchases) of investments – trading securities	27,813	15,700
Other non-cash, net	288	—
Changes in operating assets and liabilities:
Accounts receivable	(5,675)	(690)
Other current assets	675	42
Accounts payable and accrued liabilities	374	1,285
Compensation and benefits payable	(15,749)	(12,406)
Income taxes payable	1,666	2,414
Other liabilities	82	(6)
Net cash provided by operating activities	17,225	13,781
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(378)	(288)
Net cash used in investing activities	(378)	(288)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	(4,411)	—
Issuance of treasury stock under employee stock plans	(614)	(1,289)
Restricted stock returned for payment of taxes	(3,696)	(5,576)
Excess tax benefits from stock based compensation	165	1,392
Cash dividends	(5,724)	(4,855)
Net cash used in financing activities	(14,280)	(10,328)
Effect of currency rate changes on cash	1,118	(1,689)
NET INCREASE IN CASH AND CASH EQUIVALENTS	3,685	1,476
Cash and cash equivalents, beginning of period	22,740	18,131
Cash and cash equivalents, end of period	$26,425	$19,607

Supplemental cash flow information:
Cash paid during the period for income taxes	$541	$957
Accrued dividends	$6,714	$5,706
Accrued purchase of property and equipment	$832	$—
Tenant allowance included in Property and equipment	$1,128	$—

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Net Income	$3,522	$4,687	$5,610
Add: Stock based compensation expense	4,003	5,014	3,678
Add: Intangible amortization	490	595	90
Add: Tax benefit from goodwill amortization	78	95	38
Economic Earnings	$8,093	$10,391	$9,416

Diluted weighted average shares	8,047,084	8,124,268	7,861,090
Economic EPS	$1.01	$1.28	$1.20

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings and Economic Earnings per share ("Economic EPS"). We provide these measures in addition to, not as a substitute for, net income and earnings per share, which are reported on a GAAP basis. Management reviews Economic Earnings and Economic EPS to evaluate Westwood’s ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income or earnings per share, are useful for management and investors when evaluating Westwood’s underlying operating and financial performance and its available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.

We define Economic Earnings as net income plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.